Exhibit 99.1

Contact:	Mark Semer
Kekst and Company
(212) 521-4802

For Immediate Release

NORCROSS SAFETY PRODUCTS L.L.C. ANNOUNCES CLOSING OF ACQUISITION
BY SAFETY PRODUCTS HOLDINGS, INC., AN AFFILIATE OF ODYSSEY
INVESTMENT PARTNERS

OAK BROOK, IL and NEW YORK, NY — July 19, 2005 — Norcross Safety Products L.L.C. (the “Company”) and Odyssey Investment Partners LLC today announced the closing of the transaction under which the Company was acquired by Safety Products Holdings, Inc. (“Safety Products”), a new holding company formed by Odyssey Investment Partners LLC for the purpose of completing the acquisition.  Pursuant to the terms of the acquisition, Safety Products purchased all of the outstanding membership units of the Company and assumed all of the obligations of NSP Holdings L.L.C. (“Holdings”) under Holdings’ and NSP Holdings Capital Corp.’s outstanding $100.0 million 11 3/4% senior pay in kind notes due 2012 and the indenture governing such notes.

The Company also announced that it and Norcross Capital Corp., as part of their previously announced consent solicitation relating to their 9 7/8% senior subordinated notes due 2011, have accepted for payment all consents previously delivered to the Tabulation Agent.  Safety Products also announced that Holdings and NSP Capital, as part of their previously announced consent solicitation relating to their 11 3/4% senior pay in kind notes due 2012, have accepted for payment all consents previously delivered to the Tabulation Agent.

The Company’s senior management team, headed by Robert A. Peterson, President and Chief Executive Officer, and David F. Myers, Jr., Executive Vice President and Chief Financial Officer, who have led the business since its inception, will continue to lead the Company.

The acquisition of Norcross is the third investment in Odyssey Investment Partners Fund III, L.P., the $750 million private equity fund Odyssey closed in March 2005.  The fund acquired Pro Mach, Inc., a leading North American designer, manufacturer and marketer of packaging machinery and related aftermarket parts, service and consumables, in December 2004 and acquired Neff Corp., a leading construction and industrial equipment rental company, in June 2005.

About Norcross Safety Products L.L.C.

Norcross Safety Products L.L.C. is a leading designer, manufacturer and marketer of branded products in the personal protection equipment industry.  The Company manufactures and markets a full line of personal protection equipment for workers in the general industrial, fire service and utility/high voltage industries.  The Company sells products under trusted, long-standing and well-recognized brand names, including North, Morning Pride, Ranger, Servus, Pro-Warrington and Salisbury.  The Company’s broad product offerings includes, among other things, respiratory protection, protective footwear, hand protection, bunker gear and linemen equipment.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  In particular, any statements, projections or estimates that include or reference the words “believes,” “intends,” “anticipates,” “plans,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements.  Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) our high degree of leverage and significant debt service obligations; (ii) the impact of current and future laws and governmental regulations affecting us or our product offerings; (iii) the impact of governmental spending; (iv) our ability to retain existing customers, maintain key supplier status with those customers with which we have achieved such status and obtain new customers; (v) the highly competitive nature of the personal protection equipment industry; (vi) any future changes in management; (vii) acceptance by consumers of new products we develop or acquire; (viii) the importance and costs of product innovation; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings; (x) the unpredictability of patent protection and other intellectual property issues; (xi) cancellation of current orders; (xii) the outcome of pending product liability claims and the availability of indemnification for those claims; (xiii) general risks associated with the personal protection equipment industry; and (xiv) the successful integration of acquired companies on economically acceptable terms.  More information on potential risks and uncertainties is available in the company’s recent filings with the Securities and Exchange Commission, including its Form 10-K, quarterly Form 10-Q reports and Forms 8-K.